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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-59490) pertaining to the 2000 Stock Option Plan of eXegenics Inc., formerly Cytoclonal Pharmaceutics, Inc., the Registration Statement (Form S-8 No. 333-11691) pertaining to the 1996 Stock Option Plan of eXegenics Inc., the Registration Statement (Form S-8 No. 333-86201) pertaining to the 1996 Stock Option Plan of eXegenics Inc., the Registration Statement (Form S-8 No. 333-37049) pertaining to the 1992 Stock Option Plan of eXegenics Inc., the Registration Statement (Form S-3 No. 333-66003), the Registration Statement (Form S-3 No. 333-33838) and the Registration Statement (Form SB-2 No. 333-91802) and related prospectuses of our report dated March 2, 2001, with respect to our audit of the financial statements as of December 31, 2000 and for each of the years in the two-year period then ended of eXegenics Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

Also, we consent to the reference to our firm in the experts section in the Registration Statements on Form S-3 and SB-2.


Richard A. Eisner & Company, LLP

New York, New York
March 25, 2002